EXHIBIT 10.11

INTERBREW S.A.

Vaartstraat 94
B-3000, Leuven
Belgium

August 27, 2004

Companhia de Bebidas das Américas — AmBev
Rua Dr. Renato Paes de Barros 1017
04530-001, São Paulo, SP
Federative Republic of Brazil
Attn: Mr. Felipe Dutra

Labatt Brewing Company Limited
207 Queen's Quay West, Suite #299
Toronto, ON M5J 1A7
Canada
Attn: Mr. James V. West

Dear Sirs and Mesdames:

     Re: Confirmation of Intellectual Property and Hedging Arrangements

Reference is made to Section 5.01(c) of the Incorporação Agreement dated as of March 3, 2004 (the “Incorporação Agreement”) among Companhia de Bebidas das Américas — AmBev (“AmBev”), Interbrew S.A. (“Interbrew”), Labatt Brewing Company Limited (“LBCL”) and Labatt Brewing Canada Holding Ltd., which requires, in part, that Interbrew, AmBev and LBCL use their respective commercially reasonable efforts to negotiate in good faith new intercompany agreements between LBCL and the “Labatt Subsidiaries” (as such term is defined in the Incorporação Agreement) (LBCL and the Labatt Subsidiaries being referred to collectively herein as the “LBCL Companies”), on the one hand, and Interbrew and certain of its subsidiaries (Interbrew and such subsidiaries being referred to collectively herein as the “Interbrew Companies”), on the other hand, or enter into modifications or amendments to any such existing intercompany agreements, as may be necessary or advisable, in each case on mutually agreeable term.

Intellectual Property Licensing

This letter confirms our discussions and agreement relating to the intellectual property arrangements currently in place as between the Interbrew Companies and the LBCL Companies. Specifically, the parties hereto acknowledge and agree that certain intellectual property owned by one or more Interbrew Companies is currently being used by one or more LBCL Companies and that, conversely, certain intellectual property owned by one or more LBCL Companies is currently being used by one or more Interbrew Companies. In accordance with the Labatt Services Agreement between LBCL and Interbrew, dated August 27, 2004, from and after the closing date of the Incorporação Agreement (the “Closing Date”), Interbrew shall bear certain technology and patent development costs incurred by the LBCL Companies and Interbrew shall be the exclusive owner of any and all resulting intellectual property created or developed by or for the LBCL Companies from and after the Closing Date and up to the termination of the Labatt Services Agreement between Interbrew and Labatt of even date herewith (the “Labatt Services Agreement”) where such intellectual property was created or developed with the aid of or with funds provided by Interbrew (collectively, the “Post-Closing IP”). For greater certainty, nothing in this letter shall affect the ownership of, or the arrangements of the parties in respect of, any intellectual property created or developed by or for LBCL prior to the Closing Date and after the termination of the Labatt Services Agreement.

Having regard to the arrangements referenced above and pending the negotiation and completion of new intercompany agreements as contemplated by the Incorporação Agreement, including appropriate intellectual property licensing and related agreements between the relevant Interbrew Companies and LBCL, Interbrew, AmBev and LBCL hereby confirm and agree that Interbrew shall be the exclusive owner of any and all Post-Closing IP and, as such, shall be entitled to, and LBCL shall pay to Interbrew, arm's length royalties or other remuneration in respect of the LBCL Companies' use of any and all such Post-Closing IP. Such remuneration shall be paid by LBCL in accordance with periodic invoices issued to LBCL by Interbrew in respect thereof or in accordance with such other commercially reasonable alternative remuneration and payment method as Interbrew and LBCL may determine, following a post-Closing Date analysis by Interbrew of available alternative methods and good faith negotiations between Interbrew and LBCL in respect thereof. Without limiting the generality of the foregoing, the parties hereto agree that an agreement between Interbrew and LBCL will be entered into, which will provide, among other things, that: (i) the Post-Closing IP will, to the extent permitted by law, constitute “work made for hire” and will otherwise be assigned to Interbrew by the LBCL Companies; and (ii) the LBCL Companies shall cooperate with any and all prosecution efforts by Interbrew in respect of the Post-CIosing IP, including, without limitation, the procurement from employees of patent applications and assignments, the execution of documents reasonably requested by Interbrew and the provision of managerial authority to Interbrew with respect to relevant employees.

Hedging Arrangements

This letter further confirms our discussions and agreement relating to certain forward foreign exchange hedging arrangements entered into or undertaken by Brandbrew S.A.

(“Brandbrew”), an Interbrew subsidiary, with or at the request of LBCL from time to time (collectively, the “Brandbrew Arrangements”).

Having regard to the arrangements referenced above and pending the negotiation and completion of a formal agreement between LBCL and Brandbrew in respect of the Brandbrew Arrangements, Interbrew, AmBev and LBCL hereby confirm and agree that the following procedures and conditions shall apply from and after the Closing Date in respect thereof:

1.	Labatt shall confirm its hedging requirements, in writing, on it monthly basis to Brandbrew;

2.
All forward foreign exchange contracts shall take place at the European Central Bank (ECB) rate as reported by Bloomberg on the 15th day of each month, modified as follows: plus or minus 0.3% margin, plus or minus relevant market forward points as calculated by Bloomberg;

3.	During the last week of each calendar month, Brandbrew shall provide to LBCL a summary of the forward foreign exchange contracts entered into with LBCL during such month; and

4.	Brandbrew shall, on an ongoing basis, monitor and manage LBCL's interest rate exposure and make timely recommendations to LBCL regarding actions and positions to be taken by LBCL in the market.

*   *   *

Each of Interbrew, AmBev and LBCL shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this confirmation letter. In addition, each of Interbrew and LBCL shall cause its respective affiliates to do all such things and to execute or procure all such documents and other assurances as may be necessary or desirable to give effect to the provisions hereof.

No modification of or amendment to this confirmation letter shall be effective, valid or binding unless made in writing and signed by all parties.

This confirmation letter shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and the parties hereby consent to the exclusive jurisdiction of the courts of the State of New York to hear and determine any and all disputes, actions and proceedings arising out of this confirmation letter.

Please indicate your acknowledgement, acceptance and agreement of and to the foregoing by signing and returning to the undersigned the duplicate copies of this confirmation letter enclosed herewith. Upon execution by all parties this confirmation letter will become a valid and binding agreement between us. This confirmation letter may be executed in separate counterparts, each of which shall be considered an original and which, taken together, shall constitute a single agreement.

Very truly yours,

INTERBREW S.A.

By: /s/ Pierre Winawd
Name:  P. Winawd
Title:  Vice President Planning and Control

By: /s/ Catherine Noirfalisse
Name:  C. Noirfalisse
Title:  Legal Counsel

Acknowledged and agreed to by:

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

By: /s/ Juan Manuel Vergara Galvis
Name:  Juan Manuel Vergara Galvis
Title:

By: /s/ Pedro de Abreu Mariani
Name:  Pedro de Abreu Mariani
Title:

LABATT BREWING COMPANY LIMITED

By: /s/ James V. West
Name:  James V. West
Title:  Vice President

By: /s/ Thorburn
Name:  Craig Thorborn
Title:  Director